SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of event reported: May 7, 2001
                          Date of Report: May 15, 2001

                              NXGEN NETWORKS, INC.
                              --------------------
             (Exact name of registrant as specified in its charter)


            Nevada                    000-28427                 870621120
            ------                    ---------                 ---------
(State or other jurisdiction    (Commission File No.)          (IRS Employer
      of incorporation)                                   Identification Number)


                           519 SW Third Ave Suite 805
                              Portland Oregon 97204
                              ---------------------
                    (Address of principal executive offices)


        Registrant's telephone number, including area code: 800-893-8894

                         1700 Lincoln Street, Suite 1920
                                 Denver CO 80203
                                 ---------------
          (Former name or former address if changed since last report)

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ITEM 1. CHANGE IN CONTROL OF REGISTRANT

On May 1, 2001 we entered into a Letter of Intent with Seedling Technologies Corporation (Seedling), (OTC.BB: SEED) to acquire all of the issued and outstanding shares of BAA Corp., (SouthernPlanet) a wholly owned subsidiary of Seedling. In connection with the transaction, we have agreed to issue an aggregate of approximately 30,647,000 NxGen shares to Seedling. The transaction is expected to close before June 1, 2001 at which time Seedling will exchange its ownership of SouthernPlanet. As a result of this transaction, Seedling will own approximately 53% of the Company's issued and outstanding common stock

Upon execution of the Letter of Intent, we have, in accordance with our bylaws, accepted the resignations of all existing directors and have appointed new directors as identified below.

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

On May 7, 2001, the following board members resigned their positions effective on that date:

         Anthony Overman
         Don Spears
         Tim Robertson
         Mark Sampson

Concurrently, the following individuals, all of whom are associated with of Seedling Technologies Corporation, were appointed as directors:

         Douglas B. Spink
         Paul R. Peterson
         David W. Swainson

The following sets forth information regarding the newly appointed directors:

Douglas B. Spink

Mr. Spink is the Chief Executive Officer and Chairman of the Board of Directors of Seedling Technologies Corporation. In addition to day-to-day executive responsibilities, he has authority for all corporate financing and acquisitions. He was the founder of Seedling Technology Ventures, Inc. a wholly owned subsidiary of Seedling Technologies Corporation, which was acquired by Seedling Technologies Corporation in November 2000.

Prior to founding Seedling, Mr. Spink has had extensive experience with early stage Internet and technology companies. In 1998 Mr. Spink founded Strategicus Partners, Inc., a technology consultancy and e-commerce business incubator. That company was acquired by The Stonepath Group, Inc. (f/k/a Net Value Holdings) in Mid-1999, at which point Mr. Spink joined the board of directors and became that company's Chief Technical Officer. Mr. Spink resigned his positions with Stonepath in January 2000. During the past five years Mr. Spink has invested in, co-founded, or served as an advisor to several e-commerce companies, including Webmodal.com (co-founder and board member), assetexchange.com (investor), Bidland.com (advisor) and matacat.com (founder, investor and board member). Prior to Stategicus, Mr. Spink founded and served as CEO of Athletica.com and Timberline Direct, a sports nutritional portal and direct marketing company, respectively. He sold both of these companies to a large Northwest retailer in 1998. Mr. Spink was formerly a consultant with the Boston Consulting Group and an analyst at Leo Burnett & Co., where he consulted in marketing with Fortune 100 companies.

Mr. Spink earned his MBA in marketing from the University of Chicago, his BA in cultural anthropology from Reed College and is currently studying for his Ph.D. in Systems Science at Portland State University, with a research focus on quantitative theories of consciousness. Mr. Spink is also the owner of Timberline Farms LLC, an importer and breeder of Grand Prix show-jumping Holsteiner horses.

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

Paul R. Peterson

Mr. Paul R. Peterson is the President and a Director of Seedling Technologies Corporation and is responsible for all aspects of the company's operations. Prior to its' reorganization as a subsidiary of Seedling Technologies Corporation, Mr. Peterson was President of Seedling Technology Ventures, Inc. which he joined in January 2000. From February 1998 until January 2000, Mr. Peterson was Vice President at Discover Mortgage Bank, where he managed cross-collateral lending on securities and real estate. From January 1996 through January 1998 Mr. Peterson was the President of Investors Network Corporation, a Honolulu-based venture capital firm. From June 1994 to December 1995, Mr. Peterson was Vice President, Corporate Finance of Wall Street Financial, an investment banking firm and investment holding company.

Mr. Peterson has a masters degree in International Business Management from Kansai University of Foreign Studies in Osaka, Japan. Mr. Peterson received undergraduate degrees from the University of Minnesota and St. Thomas College in Foreign Languages, Linguistics and International Business and Economics, respectively.

David W. Swainson

Mr. Swainson currently provides finance and business advisory services to Seedling Technologies Corporation. He has over 20 years of finance and operations experience in public accounting and private industry including service, healthcare, software development and outsourcing industries. He most recently served as the Chief Financial Officer of Certus Corporation, a privately owned Healthcare and Technology Consulting company. From 1989 to 1997, Mr. Swainson was the President of Focus Management, a consulting company providing consulting and contract Chief Financial Officer services to small entrepreneurial healthcare related companies. Concurrently, Mr. Swainson acted as an interim CFO specializing in the reorganization and workout management of financially distressed health insurance carriers on behalf of the Director of the State of Oregon's Department of Insurance and Finance. From 1988 to 1989, Mr. Swainson served as the Vice President of Finance and Chief Information Officer for Cascade Information Resources, Inc., a Fortune 500 subsidiary, which provided outsourcing and professional services to Fortune 500 companies. Prior to joining Cascade, Mr. Swainson was an audit manager and principal at Arthur Young & Company. Mr. Swainson is a Certified Public Accountant in the United States and a Chartered Accountant in New Zealand. He is a graduate of Massey University in New Zealand.

Each Director has been appointed to serve until the next annual meeting of shareholders and until their successors have been duly elected and shall have qualified.

ITEM 7. FINANCIAL STATEMENTS AND EXHBITS

(a)      Not Applicable
(b)      Not Applicable

99.1     Resignation letter of Anthony Overman dated May 7, 2001
99.2     Resignation letter of Don Spears dated May 7, 2001
99.3     Resignation letter of Tim Robertson dated May 7, 2001
99.4     Resignation letter of Mark Sampson dated May 7, 2001

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NXGEN NETWORKS, INC.
 (Registrant)

/s/ Mark Sampson
-------------------------
Chief Executive Officer

Dated: May 15, 2001


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